Shareholder Meeting Results (Unaudited)
November 19, 2009 meeting

At the meeting, each of the nominees for Trustee was elected, with all funds of the Trust voting together as single class, as follows:

      Votes for 					Votes withheld
Ravi Akhoury 		1,009,155,699 				38,985,923
James A. Baxter 	1,010,524,775 				37,616,847
Charles B. Curtis 	1,009,780,801 				38,360,821
Robert J. Darretta 	1,008,964,959 				39,176,663
Myra R. Drucker 	1,008,998,125 				39,143,497
John A. Hill 		1,009,946,107 				38,195,515
Paul L. Joskow 		1,010,640,504 				37,501,118
Elizabeth T. Kennan 	1,007,860,420 				40,281,202
Kenneth R. Leibler 	1,010,429,752 				37,711,870
Robert E. Patterson     1,010,419,715 				37,721,907
George Putnam, III 	1,009,420,679 				38,720,943
Robert L. Reynolds 	1,010,644,489 				37,497,133
W. Thomas Stephens 	1,010,444,518 				37,697,104
Richard B. Worley 	1,010,252,241 				37,889,381

A proposal to approve a new management contract between each fund and Putnam Management was approved as follows:

Fund name 	Votes for 		Votes against 	Abstentions Broker non-
										votes

Putnam VT American Government Income Fund
      11,652,001		249,664 		441,521 			0
Putnam VT Capital Opportunities Fund
 		2,073,981 		37,405 		69,019 			0
Putnam VT Diversified Income Fund
 		57,986,778 	1,868,272 		1,887,068 			0
Putnam VT Equity Income Fund
 		32,553,149 	964,704 		1,037,747 			0
Putnam VT The George Putnam Fund of Boston
 		32,065,825 	1,180,102 		943,866 			0
Putnam VT Global Asset Allocation Fund
 		16,464,027 	585,463 		587,891 			0
Putnam VT Global Equity Fund
 	24,209,265 	994,989 		826,939 			0
Putnam VT Global Health Care Fund
       	10,288,436 	423,253 		289,258 			0
Putnam VT Global Utilities Fund
      13,230,485 	497,934 		530,889 			0
Putnam VT Growth and Income Fund
      99,870,931 	3,708,125 		3,396,802 			0
Putnam VT Growth Opportunities Fund
      5,577,895 		287,696 		176,349 			0
Putnam VT High Yield Fund
      59,981,147 	2,062,520 		4,146,340 			0
Putnam VT Income Fund
      37,086,366 	1,309,773 		1,229,511 			0
Putnam VT International Equity Fund
      52,569,226 	2,283,045 		2,292,037 			0
Putnam VT International Growth Fund
      5,000,914 		363,532 		215,688 			0
Putnam VT International Value Fund
      19,231,199 	771,394 		677,099 			0
Putnam VT Investors Fund
      30,613,809 	1,263,178 		1,232,158 			0
Putnam VT Mid Cap Value Fund
      3,550,168 		200,161 		177,461 			0
Putnam VT Money Market Fund
      350,958,984 	8,950,292 		16,651,102 		0
Putnam VT New Opportunities Fund
      31,969,248 	1,814,846 		1,223,398 			0
Putnam VT Research Fund
      6,688,805 		204,180 		285,262 			0
Putnam VT Small Cap Value Fund
      23,439,787 	848,464 		913,222 			0
Putnam VT Vista Fund
      16,480,648 	845,949 		543,426 			0
Putnam VT Voyager Fund
      30,701,044 	1,404,302 		1,004,203 			0

A proposal to amend the fundamental investment restrictions with respect to investments in commodities was approved as follows.

Fund name Votes for 		Votes against 	Abstentions Broker non-
											votes
Putnam VT Global Asset Allocation Fund
      16,374,506 	691,108 		571,767 		0
Putnam VT Global Health Care Fund
      10,209,490 	427,076 		364,382 		0
Putnam VT Global Utilities Fund
      13,186,786 	491,986 		580,536 		0